CERTRON CORPORATION
                          1545 SAWTELLE BOULEVARD
                       LOS ANGELES, CALIFORNIA 90025

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held March 24, 1998


     The annual meeting of the shareholders of Certron Corporation will be held on Tuesday, March 24,1998, at 10:00 o'clock A.M., local time, at the Company's offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     The meeting will consider the following business which is described in the accompanying Proxy Statement:

          1. Election of Board of Directors to hold office until their successors are elected and qualified. The nominees intended to be presented by the Board of Directors for election are described in the accompanying Proxy Statement.

          2. Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 30, 1998, as the record date for determining those shareholders who will be entitled to vote at the meeting.

     By order of the Board of Directors.



                                            Susan E. Kass
                                                Secretary

February 23, 1998

     IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE SHAREHOLDERS' INTEREST BE REPRESENTED AT THE MEETING AND, THEREFORE, IF YOU ARE UNABLE TO BE PRESENT IN PERSON OR OTHERWISE REPRESENTED AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY, SO THAT YOUR SHARES WILL BE REPRESENTED.















                              PROXY STATEMENT

                             February 23, 1998
General Information

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Certron Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, March 24, 1998 at 10:00 o'clock A.M., at the Company's principal executive offices located at 1545 Sawtelle Boulevard, Los Angeles, California 90025.

     If the accompanying Proxy form is signed, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. If no choice is specified, the shares will be voted FOR the election of the seven (7) nominees for Director listed in this Proxy Statement. Your executed Proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, 1545 Sawtelle Boulevard, Los Angeles, California 90025, a written notice of revocation or a duly executed Proxy bearing a later date. The execution of the enclosed Proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person. To the Company's knowledge, the Directors of the Company and the nominees intend to vote FOR the election of such nominees.

     The expense of soliciting these Proxies will be borne by the Company.
It is contemplated that Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone or special letter. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding Proxy materials to their principals.

     Proposals of security holders intended to be presented at the next annual meeting must be received by the Company by October 31, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

Voting Securities

     On January 30, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting of Shareholders, 3,128,306 shares of the Company's Common Stock were outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote. In electing directors, each shareholder is entitled to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by the shareholder or to distribute his votes among as many candidates he sees fit, if at the meeting and prior to the voting, any shareholder gives notice of his intention to cumulate his votes. In the election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted at the meeting, up to the number of directors to be elected, are the directors elected. Any votes against a candidate or withheld from voting (whether by abstention, broker non-votes or otherwise) will not be counted and have no legal effect or effect on the vote.

                                      1

     Set forth below is information as of January 30, 1998 with respect to the shareholders who were known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, its only outstanding voting security.

                                          Amount and
                                          Nature of
           Name and Address               Beneficial       Percent of
          of Beneficial Owner             Ownership        Class
          -------------------             ----------       ----------
          Louart Corporation              1,546,840 (1)    48.4%
          1545 Sawtelle Boulevard
          Los Angeles, California 90025

-------------

(1) Includes 1,205,200 shares owned directly by Louart Corporation, as reported in its Schedule 13D, dated January 1994 and filed with the Securities and Exchange Commission. Such Schedule 13D indicates that Louart Corporation has sole voting and dispositive power of such shares. Also includes 341,640 shares beneficially owned (including shares issuable upon options which are currently exercisable or exercisable within 60 days) by officers and directors of Louart Corporation.



                           ELECTION OF DIRECTORS

     Unless directed otherwise, it is intended to vote the Proxy in favor of electing seven (7) persons listed below to serve as Directors of the Company until the next Annual Meeting and until their successors are duly elected and
qualified.   All of such nominees are now serving as Directors and were elected by shareholders. The principal occupation or employment of each nominee is indicated following his or her name on the table set forth below. If any shares are voted at the meeting for the election of any person other than those nominees named below, the discretionary authority given to the designated proxies includes the authority to cumulate votes for any one or more of the management nominees in such manner as the proxies deem advisable. If any nominee shall become unavailable for election for any reason which is not now foreseen, the proxies will, subject to the foregoing, be voted for the election of some other qualified persons; provided, however, that the proxies cannot be voted for a greater number of persons than seven.











                                    Beneficial Ownership of Equity Securities
                                       of Company on January 30, 1998 (1)
                                    -----------------------------------------
Name and Present Position
with Company or Principal              Common       Percent of  First Elected
Occupation                    Age    Stock Held       Class      as Director
-------------------------     ---  ---------------  ----------- -------------
Marshall I. Kass              69   1,451,315(2)(3)  46.2%(2)(3)      1988
 Chairman of the Board,
 Chief Executive Officer and
 Chief Operating Officer of
 the Company and Chairman
 of the Board, Chief Executive
 Officer and Chief Operating
 Officer of Louart Corporation,
 an investment company






































                                      2



                                   Beneficial Ownership of Equity Securities
                                       of Company on January 30, 1998 (1)
                                   ------------------------------------------
Name and Present Position
with Company or Principal              Common       Percent of  First Elected
Occupation                    Age    Stock Held       Class      as Director
-------------------------     ---  ---------------  ----------- -------------
Jonathan F. Kass              39   1,236,200(2)(3)    39.3%(2)(3)     1989
 President of
 the Company and Senior Vice
 President and Director of
 Louart Corporation, an
 investment company
Michael S. Kass               44   1,248,725(2)(3)    39.7%(2)(3)     1988
 Executive Vice President of the
 Company and President
 and Director of Louart
 Corporation, an
 investment company
Susan E. Kass                 41   1,226,200(2)(3)    39.0%(2)(3)     1989
 Secretary and Treasurer of
 the Company and Vice
 President, Secretary and
 Director of Louart
 Corporation, an investment
 company
Herbert Bronsten              67      15,300 (4)          *           1996
 Divisional Vice President
 of the Company
Rogelio Buenrostro            58       5,000 (4)          *           1996
 Manager and Chief Executive
 Officer-Certron, Mexicali
Jesse A. Lopez                47       5,000 (4)          *           1996
 Controller of the Company
Directors and Officers as a        1,572,140(1)(2)(5) 48.8%(2)(5)
 Group (7 persons)

--------------
 * Represents less than one percent of the shares of Common Stock outstanding.

(1) Except as otherwise indicated, nature of beneficial ownership is possession of sole voting and investment power.

(2) Includes 1,205,200 shares owned by Louart Corporation. Messrs. Marshall, Jonathan and Michael Kass and Ms. Susan Kass, directors and executive officers of the Company, own shares of the capital stock of Louart Corporation representing a majority of the voting power of the outstanding capital stock thereof.



                                      3


     Includes for Marshall I. Kass 191,100 shares owned by SEP/IRA, for Michael S. Kass 22,525 shares owned by his SEP/IRA, and for Jonathan F. Kass 10,000 shares owned by him as custodian for his minor children. Excludes for Marshall I. Kass 81,500 shares owned by his wife, of which shares Marshall I. Kass disclaims beneficial ownership.

(3) Includes for Marshall I. Kass 10,000 shares, and for each of Jonathan F. Kass, Michael S. Kass and Susan E. Kass 20,000 shares issuable upon the exercise of presently exercisable options or options exercisable within 60 days held by such persons.

(4) Includes for Mr. Bronsten 15,000 shares, for Mr. Buenrostro 5,000 shares and for Mr. Lopez 5,000 shares issuable upon the exercise of presently exercisable stock options or options exercisable within 60 days held by such persons.

(5) Includes 95,000 shares issuable upon stock options held by all officers and directors as a group which are presently exercisable or exercisable within 60 days.

     In December 1988, Mr. Marshall I. Kass was elected Chairman of the Board of Directors and Chief Executive Officer, and in June 1990 he was elected as the Chief Operating Officer of the Company. For more than the past five years and until February 1996, Mr. Kass served as President of Louart Corporation, a privately-held investment company. In February 1996, he was elected Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Louart Corporation. He is, and for more than the past five years has been, a Director thereof. The Company and Marshall I. Kass are parties to a five-year Employment Agreement, dated as of November 1, 1993, pursuant to which Mr. Kass is employed as the Chairman of the Board and Chief Executive Officer of the Company at a rate of $200,000 per year, subject to annual adjustment at the discretion of the Board of Directors of the Company. The Employment Agreement may be earlier terminated in the event of the death or disability of Mr. Kass or for "good cause," defined to mean conviction of a crime directly related to his employment or a felony, gross mismanagement of the business and affairs of the Company or breach of any material provision of the Employment Agreement.

     In March 1996, Mr. Jonathan F. Kass was elected President of the Company. For the five years prior thereto, he served as Executive Vice President of the Company. In February 1996, Mr. Jonathan F. Kass was elected as Senior Vice President of Louart Corporation. For the five years prior thereto, he served as Vice President and Director of Louart Corporation. In March 1996, Mr. Michael S. Kass was elected Executive Vice President of the Company. For the five years prior thereto, he served as Vice President of the Company. In February 1996, Mr. Michael S. Kass was
elected President of Louart Corporation.   For the five years prior
thereto, he served as Senior Vice President and  Director of Louart
Corporation.   For more than the past five years, Ms. Susan E. Kass has
served as the Secretary, Vice President and Director of Louart Corporation. In 1990, she was elected Secretary and Treasurer of the Company. Mr. Marshall I. Kass is the father of Mr.Jonathan F. Kass, Mr. Michael S. Kass, and Ms. Susan E. Kass, all of whom are siblings of one another.







     In 1995, Mr. Bronsten became employed by the Company as a Divisional Vice President. From 1976 to 1993, he served as President of the A.B.C. Premium, Inc. a retail sales company in Los Angeles, California. In 1993, each of Mr. Bronsten (individually) and A.B.C. Premium, Inc. filed for protection under the federal Bankruptcy Act. For more than the past five years, Mr. Buenrostro has been employed by the Company as its general manager in Mexicali, Mexico. Mr. Lopez has been employed by the Company since 1992 and has served as Controller of the Company since January 1994.















































                                      4



     Except for Marshall I. Kass, all of the executive officers of the Company serve at the pleasure of the Board of Directors.

     The Board of Directors has an Audit Committee which consists of Jonathan
F. Kass, Michael S. Kass and Susan E. Kass. The Audit Committee recommends to the Board of Directors the appointment of independent certified public accountants to perform the audits of the Company, reviews with the accountants the scope and conduct of the annual audit prior to the completion of the same, reviews the audit with the accountants following its completion, considers comments or recommendations made by the independent accountants and approves all material non-audit services provided by the independent accountants. The Audit Committee had one meeting with respect to the fiscal year ended October 31, 1997.

     The Board of Directors has a Compensation Committee which consists of Jonathan F. Kass, Michael S. Kass and Susan E. Kass. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to executives of the Company. The Compensation Committee had one meeting with respect to the fiscal year ended October 31, 1997.

     During the fiscal year ended October 31, 1997, there were six meetings of the Board of Directors and all of the Company's incumbent Directors attended in excess of 75% of the board meetings and meetings of committees of which they were members. Each of the incumbent Directors (each of whom is a nominee for election at the Annual Meeting) is a Company salaried employee and does not receive any fee or remuneration for his or her services as a member of the Board.

Section 16 (a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons holding more than 10% of the Company's outstanding shares of Common Stock, to file initial reports of ownership and reports of changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely upon a review of these filings or written representations received by the Company from certain reporting persons, to the Company's knowledge, none of the Company's executive officers, directors or persons holding more than 10% of the Company's outstanding shares of Common Stock failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended October 31, 1997.

Compensation of Executive Officers

     The following table sets forth the compensation paid, during the fiscal year ended October 31, 1997, to (i) the Chief Executive Officer and (ii) any other executive officer whose total compensation for such fiscal year exceeded $100,000, for services rendered by such persons in all capacities to the Company:



                                      5

                        SUMMARY COMPENSATION TABLE


                                              Long Term
                                             Compensation
                                             ------------
                                 Annual
                              Compensation     Awards
                              ------------   -----------
                                             Securities
Name and Principal     Fiscal                Underlying        All Other
Position               Year   Salary ($)     Options (#)   Compensation($)(1)
------------------     ----   ------------   -----------   ------------------
Marshall I. Kass,
 Chairman of the      1997    $175,729       10,000 (2)        $31,067
 Board, Chief         1996    $167,220       10,000            $31,067
 Executive Officer    1995    $160,000            0            $31,067
 and Chief Operating  Officer

Herbert Bronsten      1997    $100,125        5,000 (2)           -
 Divisional           1996    $ 96,355        5,000               -
 Vice President       1995    $ 62,625       10,000               -

------------

(1) Represents premiums paid during the fiscal year on life insurance policies maintained by the Company having as of January 1, 1998 an aggregate estimated net surrender proceeds of $133,116.98 on the life and for the benefit of Mr. Marshall I. Kass.

(2) These options were granted June 3, 1997 and become exercisable in full one year from the date of grant.


Stock Options

     In January 1983, the Board of Directors adopted a 1983 Stock Option Plan (the "1983 Plan") which was approved by shareholders in March 1983 and amended in March 1986 and January 1987. The 1983 Plan expired by its terms in January 1993, and, as of January 30, 1998, no options were outstanding under the 1983 Plan. In January 1989, the Board of Directors adopted a 1989 Stock Option Plan (the "Executive Plan") covering 150,000 shares of Common Stock which was approved by shareholders in March 1989. In January 1995, the Board of Directors adopted an amendment to the Executive Plan changing its name to the Executive Stock Option Plan, increasing the number of shares of Common Stock covered thereby from 150,000 to 300,000 and extending the expiration date of the Executive Plan from January 1999 to January 27, 2005.









     Under the 1983 Plan and the Executive Plan both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-incentive options could and can be granted to selected executives, key employees and directors (whether or not employees) of the Company. However, incentive stock options may be granted only to employees (including officers and directors who are employees). Under the 1983
Plan and the Executive Plan, all options were or are required to be granted at exercise prices of not less than 100% of the fair market value of the Common Stock at the date the options are granted. The number of shares of Common Stock covered by the Executive Plan is subject to adjustment in the case of stock splits, reverse stock splits, stock dividends, recapitalization and similar changes in the capitalization of the Company.

     Stock appreciation rights may be granted with all or part of any option granted under the Executive Plan. Directors who are not employees of the Company are not eligible to receive these rights. Stock appreciation rights entitle the holder thereof, upon exercise of such rights, to surrender





































                                      6


the related option, or any portion thereof, and to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of the fair market value, on the date of such exercise, of the Common Stock covered by such option or portion thereof over the option price of the Common Stock as provided in the option. The Board of Directors or a committee thereof has sole discretion to determine the form in which payment may be made to the employee upon the exercise of any stock appreciation right (i.e., Common Stock, cash, or any combination thereof). No stock appreciation rights were granted under the 1983 Plan nor have been granted under the Executive Plan.

     During the fiscal year ended October 31, 1997, 64,500 options were granted under the Executive Plan and no options granted under the 1983 Plan or the Executive Plan were exercised. The following table sets forth information regarding the grant of stock options made during fiscal year ended October 31, 1997 to the Chief Executive Officer of the Company and the other executive officer named in the Summary Compensation Table above.

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                                 Potential
                                                                 Realizable
                                                                 Value at
                                                                 Assumed
                                                                 Annual Rates
                                                                 of Stock
                                                                 Price
                                                                 Appreciation
                                                                 for
                             Individual Grants                   Option Term
                 ----------------------------------------------- ------------
                             Percent of
               Number of   Total Options
                 Securities  Granted to
                 Underlying  Employees
                 Options     in Fiscal    Exercise   Expiration
  Name           Granted (#) Year       Price ($/Sh)   Date      5%($) 10%($)
---------------- ----------- ---------- ------------ ----------- ----- ------
Marshall I. Kass  10,000     15.5%      $1.00 (1)      June 3,   $0    $2,078
Chairman of the                                        2002
Board, Chief
Executive Officer
and Chief Operating
Officer
Herbert Bronsten   5,000     7.75%      $1.00 (1)      June 3,   $0    $1,039
Divisonal Vice-                                        2002
President

-----------
(1) The market price per share of the Company's Common Stock as of the date of grant of the option was $0.81, which amount was less than the exercise price per share of the option.

     The following table sets forth as of October 31, 1997, information as to the number of unexercised options (none of which are in-the-money options) held by the Chief Executive Officer of the Company and the other executive officer named in the Summary Compensation Table above:
                                      7

                 AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised
                                                  Options at October 31, 1997
                                                             (#)

Name                                               Exercisable/Unexercisable
----------------                                  ---------------------------
Marshall I. Kass   .  .  .  .  .  .  .  .  .  .       20,000 (1) /10,000


Herbert Bronsten   .  .  .  .  .  .  .  .  .  .       15,000 /5,000

____________

(1) An option to purchase 10,000 shares included herein expired by its terms on January 22, 1998.


Certain Transactions

     Louart Corporation (see "Voting Securities" and "ELECTION OF DIRECTORS" above) leases to the Company a warehouse and packaging facility in Corona, California, warehouse and storage area in Los Angeles, California and the Company's corporate and administrative headquarters in Los Angeles, California. The facility in Corona, California is leased on a triple-net basis pursuant to a lease expiring August 31, 1998 at a present monthly rental rate of approximately $6,228.00 per month, subject to annual increases in September of each year of approximately $160.00 per month. The storage area in Los Angeles, California is leased to the Company at a present monthly rental rate of approximately $1,310.00 per month under a lease expiring August 31, 1998. The Company's corporate and administrative headquarters in Los Angeles, California is leased to the Company pursuant to a lease expiring in February 1998 at a present monthly rental rate of approximately $4,613.00 per month, subject to annual increases in March of each year based on increases in the consumer price index and increases in operating expenses from 1992. The Company anticipates that such lease will be renewed upon the expiration thereof on substantially the same terms thereof for a period of one or more years.

     In addition, during the fiscal year ended October 31, 1997 the Company paid to Louart Corporation approximately $272,000 for the provision of certain services, including secretarial and administrative services, consulting services and use of an automobile, and will continue to pay for such services during the Company's current fiscal year.

                                      8







                              OTHER BUSINESS


     Singer Lewak Greenbaum & Goldstein, LLP was the Company's independent accountants for the fiscal year ended October 31, 1997 and have been selected as the Company's auditors for the current year. Representatives from that firm are expected to be present at the annual meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

     The Board of Directors does not know of any business to be presented other than the matters set forth above, but if other matters come before the meeting, it is the intention of the proxies to vote in accordance with their best judgment on such matters.


                                     By Order of the Board of Directors




                                               SUSAN E. KASS
                                                 Secretary































                                      9




















                                 APPENDIX A









                             CERTRON CORPORATION'S

                                  PROXY CARD






























                        Please date, sign and mail your
                      Proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                              CERTRON CORPORATION

                                 March 24, 1998

               Please Detach and Mail in the Envelope Provided
-----------------------------------------------------------------------------
          Please mark your
A    X    votes as in this
          example
   -----
                         WITHHOLD
                         AUTHORITY
               FOR       to vote
               all       for all
             nominees    nominees
             listed      listed
             at right    at right
(1)ELECTION                          Nominees:  Marshall I. Kass
   OF                                           Jonathan F. Kass
   DIRECTORS                                    Michael S. Kass
             -------     -------                Susan E. Kass
   (INSTRUCTION: To withhold authority          Herbert Bronsten
    to vote for any individual nominee          Rogelio Buenrostro
    write that nominee's name on the            Jesse A. Lopez
    space provided below)

--------------------------------------
(2) Such other matters as may properly come before the meeting or any adjournnment thereof; according to the number of shares of stock which the undersigned would be entitled to vote if personally present, hereby revoking any prior proxy to vote at such Meeting;
     and hereby ratifying and confirming all that said proxies, or any of them, shall lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

     This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this Proxy will be voted FOR the election of some or all of the persons named in the accompanying Proxy Statement as nominated by the Board of Directors for election as Directors of Certron Corporation and may be voted cumulatively.

     One of the above-mentioned proxies or his or her substitute present at the meeting may exercise the powers of both said proxies.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

----------------------------  --------------------------
  Signature of Shareholder     Signature of Shareholder    Date        , 1998
                                                                ------
IMPORTANT: In signing this Proxy, please sign your name or names on the signature lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.
           EACH JOINT TENANT SHOULD SIGN.
























-----------------------------------------------------------------------------


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF


                              CERTRON CORPORATION

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MARCH 24, 1998


     The undersigned hereby appoints MARSHALL I. KASS and SUSAN E. KASS, and each of them proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Certron Corporation to

be held at the Company's offices at 1545 Sawtelle Boulevard, Los Angeles,

California 90025, on Tuesday, March 24, 1998, at 10 o'clock A.M., local time,

and any adjourment thereof, with respect to:



                          IMPORTANT SIGN ON OTHER SIDE